UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

APOLLO EDUCATION GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

Apollo Education Group, Inc. issued the attached press release on April 15, 2016.

Apollo Education Group, Inc. News Release

Apollo Education Group Receives Recommendation from Glass Lewis that Shareholders

Vote “FOR” Proposed Acquisition by a Consortium of Investors

PHOENIX & NEW YORK — (BUSINESS WIRE) — Apr. 15, 2016 — Apollo Education Group, Inc. (NASDAQ: APOL) today announced that Glass, Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, recommends that Apollo Education Group shareholders vote “FOR” the merger agreement related to the proposed acquisition by a consortium of investors including The Vistria Group, LLC, funds affiliated with Apollo Global Management, LLC and the Najafi Companies. The merger agreement is being presented for approval at a special meeting of shareholders scheduled for Apr. 28, 2016.

In its Apr. 14, 2016, report, Glass Lewis stated:

•	“[W]e believe the AEG board, confronted with an extremely challenging operating and regulatory environment, having fully considered all alternatives available, reasonably concluded that a going-private transaction, which provides shareholders with the relative certainty of cash at a premium to prevailing market prices, represents the best time- and risk-adjusted outcome for shareholders at this time.”

•	“Based on these factors, along with the support of the board, we believe the proposed acquisition is in the best interests of shareholders. Accordingly, we recommend that shareholders vote FOR this proposal.”

Commenting on the proposed purchase price of $9.50 per share in cash for both Class A and B shares, Glass Lewis stated:

•	“In our opinion, the proposed purchase price appears to be reasonable, after taking into account the significant headwinds impacting the Company’s recent and reasonably expected future financial performance, as well as its near-term liquidity position. Here, we are particularly cognizant of the low visibility which has impaired the ability of management, external advisors or investors to potentially forecast future results with any confidence. Thus, we believe the purchase price represents a reasonable and acceptable price at which AEG shareholders can cash out their investments in the Company, thereby realizing an immediate and assured value at a substantial premium to the unaffected stock price, and avoiding further losses now, or an even potentially worse outcome in the future.”

Throughout the solicitation process, Apollo Education Group’s Board of Directors has highlighted the consequences of a no?vote. This sentiment was supported by the Glass Lewis report, which stated that:

•	“Were shareholders to vote down the acquisition, we expect AEG’s stock price would suffer a further decline after incorporating the two most recent quarters of declining performance and downward revised outlook, which aren’t entirely reflected in the current stock price due to the presence of the pending buyout offer.”

In response to Glass Lewis’s favorable recommendation, Greg Cappelli, Chief Executive Officer of Apollo Education Group, commented:

•	“We are pleased that Glass Lewis recommended voting in favor of the transaction, which the Apollo Education Group Board of Directors believes is in the best interest of all shareholders and strongly supports our transformation efforts at the University of Phoenix.”

Apollo Education Group announced on Feb. 8, 2016 that it had entered into a definitive agreement to be acquired by a consortium of investors including The Vistria Group, LLC, funds affiliated with Apollo Global Management, LLC (NYSE: APO), and the Najafi Companies for $9.50 per share in cash for both Class A and B shares. The purchase price represents a premium of 30 percent over Apollo Education Group’s 30-day volume weighted average stock price for the period ended Feb. 5, 2016, and a 44 percent premium over the closing price on Jan. 8, 2016, immediately prior to the announcement that the Board of Directors was pursuing strategic alternatives.

Apollo Education Group shareholders of record at the close of business on Apr. 11, 2016, are entitled to vote at the Special Meeting, to be held on Apr. 28, 2016 at 1:00 PM, local Phoenix time, at 4025 South Riverpoint Parkway, Phoenix, Arizona 85040, Rooms 101-102.

The Apollo Education Group Board of Directors has approved the merger agreement and unanimously recommends that shareholders vote “FOR” its adoption. Shareholders are encouraged to vote in advance of the special meeting by following the instructions set forth in the definitive proxy statement and on their proxy cards. The failure to vote will have the same effect as a vote “against” the merger.

Apollo Education Group shareholders seeking copies of the definitive proxy statement or with questions about the special meeting may contact the company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers should call (212) 750-5833.

About Apollo Education Group, Inc.

Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, professional development and other non-degree educational programs and services, online and on-campus principally to working learners. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

About The Vistria Group

The Vistria Group is a Chicago, IL based private investment firm focused on investing in middle market companies in the healthcare, education, and financial services sectors. Vistria’s team is comprised of highly experienced operating partners and private equity executives with proven track records of working with management teams in building innovative market leading companies.

About Apollo Global Management

Apollo Global Management is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo Global Management had assets under management of approximately $170 billion as of December 31, 2015 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo Global Management has considerable knowledge and resources. Apollo Global Management has significant experience investing in the education sector with current and former private equity fund investments in leading companies including McGraw Hill Education, Connections Academy and Sylvan Learning Centers. The portfolio companies owned by funds managed by affiliates of Apollo Global Management are managed and operate independently from one another. For more information about Apollo, please visit www.agm.com.

About Najafi Companies

Najafi Companies is an international private investment firm based in Phoenix, Arizona, targeting education, media, consumer products, internet services, and direct marketing sectors. The firm makes highly selective investments in companies with strong management teams across a variety of industries, often in areas undergoing rapid transformation. Najafi Companies funds its investments with internally generated capital, not through a fund. The firm is able to move quickly and decisively when investing and make investments that create maximum value for the long term.

Forward-Looking Statements Safe Harbor

Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including, without limitation: (i) the timing of the completion of the merger; (ii) the failure of Parent to obtain the necessary equity financing set forth in the equity commitment letters received in connection with the merger agreement or the failure of that financing to be sufficient to complete the merger and the transactions contemplated thereby; (iii) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory approvals; (iv) the risk that regulatory agencies impose restrictions, limitations, costs, divestitures or other conditions in connection with providing regulatory approval of the merger; (v) the outcome of pending or potential litigation or governmental investigations; (vi) disruptions resulting from the proposed merger making it more difficult for Apollo Education Group to maintain relationships with its students, customers, employees, suppliers and strategic partners; (vii) competitive responses to the proposed merger; (viii) unexpected costs, liabilities, charges or expenses resulting from the merger; (ix) the inability to obtain, renew or modify permits in a timely manner, or comply with government regulations; (x) the inability to retain key personnel of Apollo Education Group or its subsidiaries; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Apollo Education Group to pay a termination fee; (xii) unexpected expenses or other challenges in integrating acquired businesses, student, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses; (xiii) diversion of management’s attention from ongoing business concerns; (xiv) limitations placed on Apollo Education Group’s ability to operate its business by the merger agreement; (xv) the impact of increased competition from traditional public universities and proprietary educational institutions; (xvi) the impact of the initiatives to transform the University of Phoenix into a more-focused, higher-retaining and less-complex institution, including the near-term impact on enrollment; (xvii) the impact of Apollo Education Group’s ongoing restructuring and cost-reduction initiatives; (xviii) impacts from actions taken by our regulators that could affect the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. Federal and state student financial aid programs, including the recent requirement that all substantial changes be approved by the U.S. Department of Education in advance; (xix) further delay in the University of Phoenix’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (xx) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (xxi) changes in regulation of the U.S. education industry and eligibility of proprietary schools to participate in U.S. Federal student financial aid programs; (xxii) changes in the University of Phoenix’s enrollment or student mix; (xxiii) the impact on student enrollments of the announcement of the proposed merger and general economic conditions; (xxiv) the impact of third party claims that Apollo Education Group’s products and services infringe their intellectual property rights; and (xxv) fluctuations in non-U.S. currencies that could impact reported operating results of foreign subsidiaries. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2015, Form 10-Q for the quarterly period ended November 30, 2015, filed with the SEC on January 11, 2016, and other filings with the SEC which are available at www.apollo.edu. The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Apollo Education Group or persons acting on Apollo Education Group’s behalf. Apollo Education Group undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, Apollo Education Group cannot guarantee future results, events, levels of activity, performance, or achievements.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed sale of Apollo Education Group. In connection with the proposed transaction, Apollo Education Group has filed a definitive proxy statement on Schedule 14A with the SEC on March 23, 2016 and has mailed the definitive proxy statement and a form of proxy to the shareholders of Apollo Education Group on or about March 25, 2016. Apollo Education Group’s shareholders are encouraged to read the definitive proxy statement regarding the proposed merger and any other relevant documents filed with the SEC when they become available as they will contain important information about the proposed merger. Apollo Education Group’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website, www.sec.gov and Apollo Education Group’s website, www.apollo.edu.

Participants in Solicitation

Apollo Education Group and its directors and officers may be deemed to be participants in the solicitation of proxies from Apollo Education Group’s shareholders with respect to the proposed merger. Information about Apollo Education Group’s directors and executive officers and their ownership of Apollo Education Group’s common stock is set forth in the definitive information statement for Apollo Education Group’s 2015 Annual Meetings of Class A and Class B Shareholders, which was filed with the SEC on December 23, 2015 and the definitive proxy statement on Schedule 14A, which was filed with the SEC on March 23, 2016. Shareholders may obtain additional information regarding the interests of Apollo Education Group and its directors and executive officers in the proposed merger, which may be different than those of Apollo Education Group’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Contacts:

For Apollo Education Group, Inc.:

Voting Questions

Innisfree M&A Incorporated

Shareholders: +1 888 750 5834

Banks & Brokers: +1 212 750 5833

Investors

Beth Coronelli

+1 312 660 2059

beth.coronelli@apollo.edu

Media

Brunswick Group

Tripp Kyle / Tom Maginnis

+1 212 333 3810

apollo@brunswickgroup.com

For Apollo Global Management:

Investors

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

+1 212 822 0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

+1 212 822 0540

ngunn@apollolp.com

Media

Charles Zehren

Rubenstein Associates, Inc.

+1 212 843 8590

czehren@rubenstein.com

For The Vistria Group:

Amy Brundage

SKDKnickerbocker

+1 202 464 6900

abrundage@skdknick.com

For The Najafi Companies:

Anne Robertson

Lavidge Company

+1 480 998 2600